UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2020, Tripadvisor, Inc., a Delaware corporation (“Tripadvisor”), Tripadvisor Holdings, LLC, a Massachusetts limited liability company (“Holdings”), and Tripadvisor LLC, a Delaware limited liability company, entered into the Third Amendment (the “Third Amendment”), among Tripadvisor, Holdings, Tripadvisor LLC, the other Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent, BofA Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Truist Securities, Inc., and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners; Bank of America, N.A., BMO Capital Markets Corp., BNP Paribas Securities Corp., Truist Securities, Inc. and U.S. Bank National Association, as Co-Syndication Agents; and Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents. The Third Amendment modifies the Credit Agreement dated as of June 26, 2015 (together with the First Amendment dated May 12, 2017 and the Second Amendment dated May 5, 2020, the “Amended Credit Agreement”), among Tripadvisor, Holdings, Tripadvisor LLC, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and London Agent. All defined terms not otherwise defined herein shall have the meaning ascribed to them in the Amended Credit Agreement.

The Third Amendment, among other things:

●	continues the suspension of the requirement for quarterly testing of compliance with the maximum leverage ratio covenant (the “Leverage Covenant”) until the earlier of (a) the first day after June 30, 2021 through maturity on which borrowings and other revolving credit utilizations under the revolving commitments exceed $200 million, and (b) the election of the Parent (the “Covenant Changeover Date”);

●	reinstates on and after the Covenant Changeover Date, the Leverage Covenant;

●	retains a minimum liquidity covenant, which requires that Tripadvisor and its wholly owned subsidiaries maintain unrestricted cash, cash equivalents and short-term investments, less deferred merchant payables, plus availability under the revolving commitments of at least $150,000,000, until the earlier to occur of June 30, 2021 and the Covenant Changeover Date;

●	extends the maturity date of the credit facility from May 12, 2022 to May 12, 2024;

●	decreases the aggregate amount of revolving commitments available under the Amended Credit Agreement from $1.0 billion to $500 million; and

●	removes the concept of the Collateral Release Date with respect to releasing liens, thereby requiring that the obligations under the Amended Credit Agreement through maturity remain secured by substantially all of the assets of the borrowers under the Amended Credit Agreement and the guarantors of those obligations.

The Amended Credit Agreement includes restrictions on the ability of Tripadvisor and its subsidiaries to incur additional indebtedness, grant additional liens, and make investments, dispositions, distributions and other payments, with certain exceptions as more specifically described in the Amended Credit Agreement.

The Amended Credit Agreement contains customary events of default. If an event of default occurs and is continuing, then, among other things, the lenders may declare any outstanding obligations under the Amended Credit Agreement to be immediately due and payable and exercise rights and remedies against the collateral.

Except as amended by the Third Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The foregoing description of the Third Amendment and Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment (including Amended Credit Agreement) filed as Exhibit 10.1 to Tripadvisor’s Current Report on Form 8-K (File No. 001-35362), filed with the Securities and Exchange Commission (“SEC”) on December 22, 2020, and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1

Third Amendment, dated as of December 17, 2020, by and among Tripadvisor, Inc., Tripadvisor Holdings, LLC, Tripadvisor LLC, the other Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent, BofA Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Truist Securities, Inc., and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners; Bank of America, N.A., BMO Capital Markets Corp., BNP Paribas Securities Corp., Truist Securities, Inc. and U.S. Bank National Association, as Co-Syndication Agents; and Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to Tripadvisor’s Current Report on Form 8-K (File No. 001-35362), filed with the SEC on December 22, 2020).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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